Exhibit 99
First Acceptance Corporation Reports Operating Results for the Quarter and Fiscal Year Ended June 30, 2011
NASHVILLE, TN, August 31, 2011 — First Acceptance Corporation (NYSE: FAC) today reported its financial results for the quarter and fiscal year ended June 30, 2011.

	Three Months Ended
	June 30,		Year Ended
	(unaudited)		June 30,
Summary Financial Results	2011	2010	2011	2010
	(in thousands, except per share data)
Reported
Revenues	$53,134	$55,970	$210,734	$223,173
Income (loss) before income taxes	$(53,215)	$850	$(56,582)	$7,481
Net income (loss)	$(53,474)	$736	$(56,780)	$7,040
Net income (loss) per diluted share	$(1.11)	$0.02	$(1.18)	$0.15
Adjusted*
Revenues	$53,134	$55,970	$210,734	$223,173
Income (loss) before income taxes	$(781)	$850	$(4,148)	$7,481
Net income (loss)	$(1,040)	$736	$(4,346)	$7,040
Net income (loss) per diluted share	$(0.02)	$0.02	$(0.09)	$0.15

*	Adjusted results for the three months and year ended June 30, 2011 exclude goodwill and intangible assets impairment charge of $52.4 million. These non-GAAP financial measures are detailed on page 10.
Operating Results
     Revenues for the three months ended June 30, 2011 were $53.1 million, compared with $56.0 million for the same period in fiscal year 2010. Loss before income taxes for the three months ended June 30, 2011 was $53.2 million, compared with income before income taxes of $0.9 million for the same period in fiscal year 2010. The loss before income taxes for the three months ended June 30, 2011 included a goodwill and intangible assets impairment charge of $52.4 million, or $1.09 per share on a diluted basis, and favorable development of $2.1 million for losses occurring in prior fiscal years. Net loss for the three months ended June 30, 2011 was $53.5 million, or $1.11 per share on a diluted basis, compared with net income of $0.7 million, or $0.02 per share on a diluted basis, for the same period in fiscal year 2010.
     Revenues for the year ended June 30, 2011 were $210.7 million, compared with $223.2 million for fiscal year 2010. Loss before income taxes for the year ended June 30, 2011 was $56.6 million, compared with income before income taxes of $7.5 million in fiscal year 2010. The loss before income taxes for the year ended June 30, 2011 included a goodwill and intangible assets impairment charge of $52.4 million, or $1.09 per share on a diluted basis, favorable development of $1.7 million for losses occurring in prior fiscal years, charges of $1.7 million incurred in connection with the separation of certain executive officers during March 2011 (comprised of $1.3 million in accrued severance and benefits and a $0.4 million non-cash charge related to the vesting of certain stock awards) and $0.4 million of other-than-temporary impairment charges on investments. Net loss for the year ended June 30, 2011 was $56.8 million, or $1.18 per share on a diluted basis, compared with net income of $7.0 million, or $0.15 per share on a diluted basis, for fiscal year 2010.

     Premiums earned for the three months ended June 30, 2011 were $43.1 million, compared with $46.7 million for the same period in fiscal year 2010. Premiums earned for the year ended June 30, 2011 were $173.0 million, compared with $187.0 million for fiscal year 2010. The decreases in premiums earned were primarily due to a decline in the number of policies in force (“PIF”) from 154,655 at June 30, 2010 to 144,410 at June 30, 2011, which was impacted by the closure of underperforming stores. At June 30, 2011, we operated 385 stores, compared with 394 stores at June 30, 2010. Premiums earned were also negatively impacted by an increase in the percentage of PIF with liability-only coverage. Although the number of PIF sold through our open stores decreased from 146,939 at June 30, 2010 to 140,172 at June 30, 2011, for those policies quoted, we have experienced a higher close ratio for the three months and year ended June 30, 2011 compared with prior periods.
     Goodwill and Intangible Assets Impairment. As a result of recent trends in industry transaction and trading multiples as well as decisions made by management regarding entity-wide branding initiatives, we recorded a non-cash, pre-tax goodwill and intangible assets impairment charge of $52.4 million in the fourth quarter of fiscal year 2011. We are required to perform periodic impairment tests of our goodwill and intangible assets. The goodwill impairment test is a two-step process that requires us to make judgments in determining what assumptions to use in the calculation. The first step of the process consists of estimating the fair value of each reporting unit based on valuation techniques, including a discounted cash flow model using revenue and profit forecasts and recent industry transaction and trading multiples of our peers, and comparing those estimated fair values with the carrying values of the assets and liabilities of the reporting unit, which includes the allocated goodwill. If the estimated fair value is less than the carrying value, a second step is performed to compute the amount of the impairment, if any, by determining an “implied fair value” of goodwill. The determination of the “implied fair value” of goodwill of a reporting unit requires us to allocate the estimated fair value of the reporting unit to the assets and liabilities of the reporting unit. Any unallocated fair value represents the “implied fair value” of goodwill, which is compared to its corresponding carrying value. Management does not believe that these non-cash impairment charges will have a materially adverse impact on the continuing operations, liquidity, or statutory surplus of the Company.
     Loss and Loss Adjustment Expense Ratio. The loss and loss adjustment expense ratio was 74.6 percent for the three months ended June 30, 2011, compared with 68.6 percent for the three months ended June 30, 2010. The loss and loss adjustment expense ratio was 74.7 percent for the year ended June 30, 2011 compared with 67.9 percent for the year ended June 30, 2010. We experienced favorable development related to prior fiscal years of $2.1 million for the three months ended June 30, 2011, compared with $1.0 million for the three months ended June 30, 2010. For the year ended June 30, 2011, we experienced favorable development related to prior fiscal years of $1.7 million, compared with $11.2 million for the year ended June 30, 2010. The favorable development for the three months and year ended June 30, 2011 was primarily due to lower than anticipated severity of accidents occurring during the fiscal 2009 and 2010 accident years, specifically in bodily injury coverage in Texas, Tennessee and South Carolina and physical damage coverages in Georgia, partially offset by higher loss adjustment expenses specific to bodily injury and Florida no-fault coverages.

     Excluding the development related to prior periods, the loss and loss adjustment expense ratios for the years ended June 30, 2011 and 2010 were 75.6% and 74.0%, respectively. The year-over-year increase in the loss and loss adjustment expense ratio was primarily due to (i) the increase in the percentage of liability-only policies which generally have a higher expected loss and loss adjustment expense ratio than full-coverage policies, (ii) higher loss adjustment expense due to anti-fraud and litigation-avoidance initiatives and (iii) the impact of Spring 2011 storm-related losses.
     We have substantially completed the process of implementing a new multivariate pricing program in all states in which we operate. We believe this new pricing program provides us with greater pricing segmentation and improves our pricing relative to the risk we are insuring. Currently, approximately 32% of our PIF have been underwritten using this new pricing program, which has now been implemented in nine of the twelve states in which we operate. We plan to implement the new pricing program in the three remaining states in which we operate by December 2011.
     Expense Ratio. The expense ratio was 28.4 percent for the three months ended June 30, 2011, compared with 27.8 percent for the three months ended June 30, 2010. The expense ratio was 27.9 percent for the year ended June 30, 2011, compared with 27.3 percent for fiscal year 2010. Excluding the severance and related benefits charges of $1.3 million incurred in connection with the separation of certain executive officers during March 2011, the expense ratio for the year ended June 30, 2011 was 27.2 percent, compared to 27.3 percent in the prior fiscal year.
     Combined Ratio. The combined ratio was 103.0 percent for the three months ended June 30, 2011, compared with 96.4 percent for the same period in fiscal year 2010. The combined ratio was 102.6 percent for the year ended June 30, 2011, compared with 95.2 percent for fiscal year 2010. Excluding the severance and related benefits charges noted above, the combined ratio for the year ended June 30, 2011 was 101.8 percent.
2011 Annual Meeting of Stockholders
     Our 2011 annual meeting of stockholders will be held on Tuesday, November 15, 2011, in Nashville, Tennessee. Further details will be provided in the Notice of Annual Meeting of Stockholders and Proxy Statement.

About First Acceptance Corporation
     We are a retailer, servicer and underwriter of non-standard personal automobile insurance based in Nashville, Tennessee. We currently write non-standard personal automobile insurance in 12 states and are licensed as an insurer in 13 additional states. Non-standard personal automobile insurance is made available to individuals who are categorized as “non-standard” because of their inability or unwillingness to obtain standard insurance coverage due to various factors, including payment history, payment preference, failure in the past to maintain continuous insurance coverage, driving record and/or vehicle type, and in most instances who are required by law to buy a minimum amount of automobile insurance. At August 31, 2011, we leased and operated 384 retail locations, staffed with employee-agents. Our employee-agents primarily sell non-standard personal automobile insurance products underwritten by us, as well as certain commissionable ancillary products and other insurance products. In select markets, we also sell our products through 13 retail locations operated by independent agents. Additional information about First Acceptance Corporation can be found online at www.firstacceptancecorp.com.
     This press release contains forward-looking statements. These statements, which have been included in reliance on the “safe harbor” provisions of the federal securities laws, involve risks and uncertainties. Investors are hereby cautioned that these statements may be affected by important factors, including, among others, the factors set forth under the caption “Risk Factors” in Item 1A. of our Annual Report on Form 10-K for the fiscal year ended June 30, 2011 and in our other filings with the Securities and Exchange Commission. Actual operations and results may differ materially from the results discussed in the forward-looking statements. We undertake no obligation to publicly update or revise any forward-looking statement, whether as a result of new information, future developments or otherwise.

FIRST ACCEPTANCE CORPORATION AND SUBSIDIARIES
Consolidated Statements of Operations
(in thousands, except per share data)

	Three Months Ended		Year Ended
	June 30,		June 30,
	2011	2010	2011	2010
	(Unaudited)
Revenues:
Premiums earned	$43,143	$46,729	$173,041	$187,046
Commission and fee income	7,699	7,461	29,483	28,852
Investment income	2,143	2,004	8,395	7,958
Net realized gains (losses) on investments, available-for-sale	149	(224)	(185)	(683)

	53,134	55,970	210,734	223,173

Costs and expenses:
Losses and loss adjustment expenses	32,186	32,069	129,167	126,995
Insurance operating expenses	19,958	20,427	77,822	79,833
Other operating expenses	384	930	1,369	2,233
Litigation settlement	(3)	(47)	(9)	(361)
Stock-based compensation	84	195	998	1,048
Depreciation and amortization	326	566	1,605	2,013
Interest expense	980	980	3,930	3,931
Goodwill and intangible assets impairment	52,434	—	52,434	—

	106,349	55,120	267,316	215,692

Income (loss) before income taxes	(53,215)	850	(56,582)	7,481
Provision for income taxes	259	114	198	441

Net income (loss)	$(53,474)	$736	$(56,780)	$7,040

Net income (loss) per share:
Basic and diluted	$(1.11)	$0.02	$(1.18)	$0.15

Number of shares used to calculate net income (loss) per share:
Basic	48,308	48,015	48,171	47,961

Diluted	48,308	48,489	48,171	48,418

FIRST ACCEPTANCE CORPORATION AND SUBSIDIARIES
Consolidated Balance Sheets
(in thousands, except per share data)

	June 30,
	2011	2010
ASSETS
Investments, available-for-sale at fair value (amortized cost of $177,300 and $187,907, respectively)	$186,815	$196,550
Cash and cash equivalents	29,305	26,184
Premiums and fees receivable, net of allowance of $406 and $418	40,447	41,276
Other assets	7,999	8,733
Property and equipment, net	2,533	3,524
Deferred acquisition costs	3,305	3,623
Goodwill	21,090	70,092
Identifiable intangible assets	4,800	6,360

TOTAL ASSETS	$296,294	$356,342

LIABILITIES AND STOCKHOLDERS’ EQUITY
Loss and loss adjustment expense reserves	$68,424	$73,198
Unearned premiums and fees	50,772	52,563
Debentures payable	41,240	41,240
Other liabilities	13,630	12,151

Total liabilities	174,066	179,152

Stockholders’ equity:
Preferred stock, $.01 par value, 10,000 shares authorized	—	—
Common stock, $.01 par value, 75,000 shares authorized; 48,458 and 48,509 shares issued and outstanding, respectively	485	485
Additional paid-in capital	466,777	465,831
Accumulated other comprehensive income	9,515	8,643
Accumulated deficit	(354,549)	(297,769)

Total stockholders’ equity	122,228	177,190

TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY	$296,294	$356,342

FIRST ACCEPTANCE CORPORATION AND SUBSIDIARIES
Supplemental Data
(Unaudited)
PREMIUMS EARNED BY STATE

	Three Months Ended		Year Ended
	June 30,		June 30,
	2011	2010	2011	2010
Gross premiums earned:
Georgia	$9,269	$9,933	$37,666	$40,712
Texas	5,752	6,385	23,262	24,243
Illinois	5,617	6,068	22,916	24,550
Florida	5,057	5,306	19,361	20,808
Alabama	4,176	4,693	16,871	19,338
Ohio	3,545	3,367	13,518	12,452
Tennessee	2,629	2,881	10,627	11,764
South Carolina	2,481	2,711	9,803	11,424
Pennsylvania	2,201	2,568	9,186	10,566
Indiana	1,136	1,263	4,547	4,962
Missouri	674	818	2,825	3,261
Mississippi	652	736	2,630	2,966

Total gross premiums earned	43,189	46,729	173,212	187,046
Premiums ceded	(47)	—	(171)	—

Total net premiums earned	$43,142	$46,729	$173,041	$187,046

COMBINED RATIOS (INSURANCE OPERATIONS)

	Three Months Ended		Year Ended
	June 30,		June 30,
	2011	2010	2011	2010
Loss and loss adjustment expense	74.6%	68.6%	74.7%	67.9%
Expense	28.4%	27.8%	27.9%	27.3%

Combined	103.0%	96.4%	102.6%	95.2%

     Excluding the severance and related benefits charges incurred in connection with the separation of certain executive officers of $1.3 million during March 2011, the expense and combined ratios for the year ended June 30, 2011 were 27.2% and 101.8%, respectively.
POLICIES IN FORCE

	Three Months Ended		Year Ended
	June 30,		June 30,
	2011	2010	2011	2010
Policies in force — beginning of period	160,588	169,603	154,655	158,222
Net decrease during period	(16,178)	(14,948)	(10,245)	(3,567)

Policies in force — end of period	144,410	154,655	144,410	154,655

FIRST ACCEPTANCE CORPORATION AND SUBSIDIARIES
Supplemental Data (continued)
(Unaudited)
POLICIES IN FORCE (continued)
     The following tables present total PIF for the insurance operations segregated by policies that were sold through our open and closed retail locations as well as our independent agents. For our retail locations, PIF are further segregated by (i) new and renewal and (ii) liability-only or full coverage. New policies are defined as those policies issued to both first-time customers and customers who have reinstated a lapsed or cancelled policy. Renewal policies are those policies which renewed after completing their full uninterrupted policy term. Liability-only policies are defined as those policies including only bodily injury (or no-fault) and property damage coverages, which are the required coverages in most states. For comparative purposes, the PIF data with respect to closed retail locations for each of the periods presented below includes all retail locations closed at June 30, 2011.

	June 30,
	2011	2010
Retail locations:
Open retail locations:
New	63,957	69,746
Renewal	76,215	77,193

	140,172	146,939
Closed retail locations:
New	177	1,763
Renewal	2,133	3,769

	2,310	5,532

Independent agents	1,928	2,184

Total policies in force	144,410	154,655

	June 30,
	2011	2010
Retail locations:
Open retail locations:
Liability-only	85,439	89,096
Full coverage	54,733	57,843

	140,172	146,939
Closed retail locations:
Liability-only	1,354	3,472
Full coverage	956	2,060

	2,310	5,532

Independent agents	1,928	2,184

Total policies in force	144,410	154,655

FIRST ACCEPTANCE CORPORATION AND SUBSIDIARIES
Supplemental Data (continued)
(Unaudited)
NUMBER OF RETAIL LOCATIONS
     Retail location counts are based upon the date that a location commenced or ceased writing business.

	Three Months Ended		Year Ended
	June 30,		June 30,
	2011	2010	2011	2010
Retail locations — beginning of period	385	405	394	418
Opened	—	1	1	1
Closed	—	(12)	(10)	(25)

Retail locations — end of period	385	394	385	394

RETAIL LOCATIONS BY STATE

	June 30,		March 31,
	2011	2010	2011	2010
Alabama	24	25	24	25
Florida	31	31	31	34
Georgia	60	60	60	61
Illinois	68	74	68	75
Indiana	17	17	17	18
Mississippi	8	8	8	8
Missouri	12	12	12	12
Ohio	27	27	27	27
Pennsylvania	16	16	16	17
South Carolina	26	26	26	26
Tennessee	20	19	20	19
Texas	76	79	76	83

Total	385	394	385	405

FIRST ACCEPTANCE CORPORATION AND SUBSIDIARIES
Reconciliation of Non-GAAP Financial Measures
(Unaudited)
     In the accompanying press release, the Company makes reference to income (loss) before taxes, net income (loss) and net income (loss) per diluted share before certain reconciling items. These financial measures are not computed in accordance with United States generally accepted accounting principles, or GAAP. The Company believes that these non-GAAP financial measures, when presented in conjunction with the comparable GAAP financial measures, are useful to both management and investors in analyzing the Company’s ongoing business and operating performance for the three months and years ended June 30, 2011 and 2010. The Company believes that providing the non-GAAP financial measures to investors, in addition to the comparable GAAP financial measures, allow investors to view the Company’s financial results in the way management views the Company’s operating results. Management believes the non-GAAP financial measures are useful as a supplemental measure of the performance of the Company’s operations because they isolate the Company’s operating performance from the accounting impact of the goodwill and intangible assets impairment charge recognized during the quarter ended June 30, 2011. Management believes the non-GAAP financial measures should be considered in addition to, but not as a substitute for, the financial measures prepared in accordance with GAAP that are presented in the accompanying press release, as the items excluded in the presentation of the non-GAAP financial measures are significant components in understanding and assessing financial performance. A reconciliation of the non-GAAP financial measures to the nearest comparable GAAP financial measures is provided below. The non-GAAP financial measures, as presented, may not be comparable to similarly titled financial measures of other companies.

	Three Months Ended		Year Ended
	June 30,		June 30,
	2011	2010	2011	2010
	(in thousands, except per share data)
Income (loss) before income taxes
As reported	$(53,215)	$850	$(56,582)	$7,481
Goodwill and intangible assets impairment	52,434	—	52,434	—

As adjusted	$(781)	$850	$(4,148)	$7,481

Net income (loss)
As reported	$(53,474)	$736	$(56,780)	$7,040
Goodwill and intangible assets impairment	52,434	—	52,434	—

As adjusted	$(1,040)	$736	$(4,346)	$7,040

Net income (loss) per diluted share
As reported	$(1.11)	$0.02	$(1.18)	$0.15
Goodwill and intangible assets impairment	1.09	—	1.09	—

As adjusted	$(0.02)	$0.02	$(0.09)	$0.15

SOURCE: First Acceptance Corporation
INVESTOR RELATIONS CONTACT:
Michael J. Bodayle
615.844.2885